Exhibit (15)

May 8, 2009

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:          Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-34000; 33-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 333-18617; 333-79449; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568; 333-132139; and 333-147148) and Form 3 (Registration No. 333-149052).

Commissioners:

We are aware that our report dated April 28, 2009, on our review of interim financial information of Ecolab Inc. (the “Company”) for the quarter and three month periods ended March 31, 2009 and 2008 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota